Exhibit 10.20

VIKING THERAPEUTICS, INC.

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of April 15, 2013 by and between Viking Therapeutics, Inc., a Delaware corporation (including any successor to its business and/or assets that assumes this Agreement or which becomes bound by the terms of this Agreement by operation of law, the “Company”), and Rochelle Hanley (“Purchaser”).

1. Sale of Stock. Subject to the terms and conditions of this Agreement, on the Purchase Date (as defined under Section 2 hereof) the Company will issue and sell to Purchaser, and Purchaser will purchase from the Company, 250,000 shares of the Company’s common stock, par value $0.00001 per share (the “Purchased Shares”), at a purchase price of $0.01 per share (the “Purchase Price”) for a total purchase price of $2,500. The term “Shares” refers to the Purchased Shares and all securities received in replacement of or in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Purchased Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Purchased Shares.

2. Purchase. The purchase and sale of the Purchased Shares under this Agreement shall occur at the principal office of the Company, or at such other place as shall be designated by the Company, simultaneously with the execution and delivery of this Agreement by the parties or on such other date as the Company and Purchaser shall agree (the “Purchase Date”). On the Purchase Date, the Company will deliver to Purchaser (i) an original certificate representing the Purchased Shares to be purchased by Purchaser (which shall be issued in Purchaser’s name) that are deemed vested upon issuance in accordance with Section 4(c), and (ii) a copy of the certificate representing the Purchased Shares to be purchased by Purchaser (which shall be issued in Purchaser’s name) that are deemed to be Vesting Shares upon issuance in accordance with Section 4(c), in each case against payment of the purchase price therefor by Purchaser by Purchaser’s (i) payment of $2.50 by check made payable to the Company and (ii) delivery to the Company of a promissory note, in the form attached as EXHIBIT A hereto, in an aggregate principal amount of $2,497.50. In the event the Purchaser is married as of the date of this Agreement, Purchaser shall deliver to the Company on the date of this Agreement an Acknowledgement and Agreement of Spouse, in the form of EXHIBIT B attached to this Agreement (the “Spousal Consent”), duly completed and executed by Purchaser’s spouse. In the event Purchaser marries or remarries after the date of this Agreement, Purchaser shall deliver to the Company, within fifteen (15) business days following the date of such marriage or remarriage, a Spousal Consent duly completed and executed by Purchaser’s spouse.

3. Limitations on Transfer. Holder shall not assign, hypothecate, donate, encumber or dispose of any interest in Shares that constitute Vesting Shares (as defined under Section 4(c) hereof) and Holder shall not assign, hypothecate, donate, encumber or dispose of any interest in any other securities of the Company except in compliance with the provisions of this Agreement, the Company’s Bylaws (as may be amended or restated from time to time) and applicable securities laws.

(a) Right of First Refusal. Before any Shares held by Purchaser or any permitted transferee of Purchaser (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 3(a) (the “Right of First Refusal”).

(i) Notice of Proposed Transfer. The Holder shall deliver to the Company a written notice (the “Notice”) stating: (A) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (B) the name of each proposed purchaser or other transferee of such Shares (each a “Proposed Transferee”); (C) the number of Shares to be transferred to each Proposed Transferee; and (D) the terms and conditions of each proposed sale or transfer. The Holder shall offer the Shares at the same price (the “Offered Price”) and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee(s).

(ii) Exercise of Right of First Refusal. At any time within 30 days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder (the “Election Notice”), elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (iii) below.

(iii) Purchase Price. The purchase price (the “Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 3(a) shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company (the “Board”) (excluding the Holder and its affiliates, if applicable) in good faith.

(iv) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness or by any combination thereof on or before the later of (i) 30 days after the Company’s receipt of the Notice and (ii) 15 days after the Company delivers the Election Notice to the Holder.

(v) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 3(a), then the Holder may sell or otherwise transfer such Shares to each Proposed Transferee at the Offered Price or at a higher price, provided that (i) such sale or other transfer is consummated within 60 days after the date the Notice is delivered to the Company, (ii) any such sale or other transfer is effected in accordance with any applicable securities laws and (iii) each Proposed Transferee agrees in a writing delivered to the Company that the provisions of this Section 3 shall continue to apply to the Shares purchased by or otherwise transferred to such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee (in any respect), a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(vi) Exception for Certain Family Transfers. Notwithstanding anything contained in this Section 3(a) to the contrary, the transfer of any or all of the Shares during Purchaser’s lifetime or on Purchaser’s death by will or intestacy to Purchaser’s Immediate Family or a trust for the benefit of Purchaser or Purchaser’s Immediate Family shall be exempt from the provisions of this Section 3(a). “Immediate Family” as used herein shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, uncle, aunt, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any person sharing Purchaser’s household (other than a tenant or an employee). In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 3, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 3. Notwithstanding anything in this Agreement, without the prior written consent of the Company, which may be withheld in the sole discretion of the Company, no more than three (3) transfers may be made pursuant to this Section 3(a)(vi), including all transfers by the Holder and all transfers by any transferee.

(b) Company’s Right to Purchase upon Involuntary Transfer. In the event, at any time after the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including divorce or death, but excluding in the event of death a transfer to Purchaser’s Immediate Family as set forth in Section 3(a)(vi) hereof) of all or a portion of the Shares by the record holder thereof (each, an “Involuntary Transfer”), the Company shall have the right to purchase all of the Shares transferred at the greater of (i) the purchase price paid by Purchaser pursuant to this Agreement and (ii) the fair market value of the Shares on the date of transfer (as determined in good faith by the Board) (excluding the Holder and its affiliates, if applicable). Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company of such transfer. The Company shall have the right to purchase such Shares for a period of 30 days following receipt by the Company of written notice by the person acquiring the Shares pursuant to such Involuntary Transfer.

(c) Assignment. The right of the Company to purchase any part of the Shares, pursuant to the Right of First Refusal or as a result of an Involuntary Transfer, may be assigned in whole or in part by the Company to any holder or holders of capital stock of the Company or other person(s) or organization(s), in the Company’s sole discretion.

(d) Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement. Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are satisfied.

(e) Termination of Rights. The Right of First Refusal and the Company’s right to repurchase the Shares in the event of an Involuntary Transfer pursuant to Section 3(b) hereof shall terminate upon the first sale of common stock of the Company (the “Common Stock”) to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

(f) Lock-up Agreement. In connection with the initial public offering of any capital stock of the Company and upon request of the Company or the underwriters managing such offering of the Company’s capital stock, Holder hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration, if any) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the closing of such offering, as may be requested by the Company or such managing underwriters, and to execute an agreement reflecting the foregoing as may be requested by the managing underwriters prior to the Company’s initial public offering. In addition, upon request of the Company or the underwriters managing a public offering of the Company’s securities (other than the initial public offering), Holder hereby agrees to be bound by similar restrictions, and to sign a similar agreement, in connection with no more than one additional registration statement filed within 12 months after the closing date of the initial public offering, provided that the duration of the lock-up period with respect to such additional registration shall not exceed 90 days from the closing of such additional offering. Notwithstanding the foregoing, the Company shall use its commercially reasonable efforts to cause any such agreement to contain a phased release from the lock-up period contained in the agreement based on the Company’s achievement of certain performance milestones. Any waiver or termination of the restrictions of any or all of such agreements by the Company or the managing underwriters shall apply to all securityholders subject to such agreements pro rata based on the number of shares subject to such agreements. The underwriters of the Company’s stock are intended third-party beneficiaries of this Section 3(f) and shall have the right, power and authority to enforce the provisions of this Section 3(f) as though they were parties to this Agreement.

4. Repurchase Option.

(a) In the event Purchaser’s Continuous Service Status (as defined in Section 9(d) hereof) is terminated, for any reason or no reason, including, without limitation, by reason of Purchaser’s death or disability (as defined under Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), by the Company for any reason or by Purchaser for any reason, the Company shall upon the date of such termination (the “Termination Date”) have an irrevocable, exclusive option (the “Repurchase Option”) for a period of three months from such Termination Date to repurchase all or any portion of the Vesting Shares (as defined under Section 4(c) hereof) held by each Holder as of the Termination Date that have not yet been released from the Repurchase Option, at the purchase price equal to $0.01 per Vesting Share (adjusted for any stock splits, stock dividends and the like) (the “Termination Purchase Price”). Notwithstanding the provisions of this Section 4, Holder hereby acknowledges that the Company has no obligation, either now or in the future, to repurchase any of the Vesting Shares at any time. Further, Holder acknowledges and understands that, in the event that the Company elects to exercise its Repurchase Option, the Termination Purchase Price may be less than the value of the Vesting Shares being repurchased by the Company, and that Holder bears any risk associated with the potential loss in value.

(b) The Repurchase Option shall be exercised by the Company by written notice at any time within three months following the Termination Date to Holder or, in the event of Purchaser’s death, Purchaser’s executor, and, at the Company’s option: (i) by delivery to

Purchaser or Purchaser’s executor of a check in the amount of the Termination Purchase Price for the Vesting Shares being repurchased; (ii) by cancellation by the Company of indebtedness equal to the Termination Purchase Price for the Vesting Shares being repurchased; or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such Termination Purchase Price. Upon delivery of such notice and payment of the Termination Purchase Price in any of the ways described above, the Company shall become the legal and beneficial owner of the Vesting Shares being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Vesting Shares being repurchased by the Company, without further action by any Holder.

(c) On the date hereof, all 250,000 of the Shares (the “Vesting Shares”) shall initially be subject to the Repurchase Option. Of the Vesting Shares, (a) 62,500 shall be released on the earlier to occur of (i) April 15, 2014 and (ii) the date the Company receives at least $25 million in gross financing proceeds from the sale of equity and/or debt securities of the Company, (b) 62,500 shall be released on April 15, 2015, (c) 62,500 shall be released on April 15, 2016, and (d) 62,500 shall be released on April 15, 2017; provided, however, that in each case such scheduled release from the Repurchase Option shall immediately cease as of the Termination Date. Notwithstanding the foregoing, or anything else to the contrary set forth in this Agreement, the parties acknowledge and agree that the Board (excluding the Holder and its affiliates, if applicable) shall at all times have the full right and authority (but without any corresponding obligation) to provide for accelerated vesting of the Vesting Shares on any terms the Board (excluding the Holder and its affiliates, if applicable) deems appropriate.

5. Escrow of Vesting Shares.

(a) As security for the faithful performance of this Agreement, Purchaser agrees to deliver the certificate(s) evidencing the Vesting Shares, together with three stock assignments, each in the form of EXHIBIT C attached to this Agreement (the “Stock Assignment Forms”) with respect to each such stock certificate, executed by Purchaser (with the date and number of Vesting Shares left blank), to the Company’s Corporate Secretary or its designee (the “Escrow Agent”) prior to the issuance of the Shares to Purchaser. The stock certificate(s) representing the Vesting Shares, together with the executed Stock Assignment Forms, shall be held by the Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Purchaser set forth in EXHIBIT D attached to this Agreement, which instructions are incorporated into this Agreement by this reference, and which instructions shall also be delivered to the Escrow Agent after the date hereof.

(b) Subject to the terms hereof, Holder shall have all the rights of a holder of shares of Common Stock with respect to such Vesting Shares while they are held in escrow, including, without limitation, the right to vote the Vesting Shares; provided, however, that any Vesting Shares held in escrow shall not be transferrable without the approval of the Board (excluding the Holder and its affiliates, if applicable). If, from time to time during the term of the Repurchase Option, there is (i) any stock dividend, stock split or other change in the Shares, or (ii) any dividend of cash or other property on the Shares, then any and all new, substituted or additional securities or cash or other consideration to which Holder is entitled by reason of Holder’s ownership of the Shares shall immediately and automatically become subject to the escrow, deposited with the Escrow Agent and included thereafter as “Vesting Shares” for purposes of this Agreement and the Repurchase Option.

6. Investment and Taxation Representations. In connection with the purchase of the Shares, Purchaser represents to the Company the following:

(a) Purchaser understands that the Company’s sale of the Shares to Purchaser has not been registered under the Securities Act because the Company believes, relying in part on Purchaser’s representations in this document, that an exemption from such registration requirement is available for such sale. Purchaser understands that the availability of this exemption depends upon the representations Purchaser is making to the Company in this document being true and correct.

(b) Purchaser is purchasing the Shares solely for investment purposes, and not for further distribution. Purchaser’s entire legal and beneficial ownership interest in the Shares is being purchased and shall be held solely for Purchaser’s account, except to the extent Purchaser intend to hold the Shares jointly with Purchaser’s spouse. Purchaser is not a party to, and does not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of any of the Shares. Purchaser’s investment intent is not limited to Purchaser’s present intention to hold the Shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the Shares, or for any other fixed period in the future.

(c) Purchaser represents that Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(d) Purchaser can properly evaluate the merits and risks of an investment in the Shares and can protect Purchaser’s own interests in this regard, whether by reason of Purchaser’s own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company with whom Purchaser has consulted, or Purchaser’s preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons.

(e) Purchaser is sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Shares. Purchaser have had opportunity to discuss the plans, operations and financial condition of the Company with its officers, directors or controlling persons, and have received all information Purchaser deems appropriate for assessing the risk of an investment in the shares.

(f) Purchaser realizes that the purchase of the Shares involves a high degree of risk, and that the Company’s future prospects are uncertain. Purchaser is able to hold the Shares indefinitely if required, and Purchaser is able to bear the loss of Purchaser’s entire investment in the Shares.

(g) Purchaser knows that the Shares are restricted securities. Purchaser understands that the Shares are “restricted securities” in that the Company’s sale of the Shares to the Purchaser has not been registered under the Securities Act in reliance upon an exemption for non-public offerings. In this regard, Purchaser also understands and agrees that:

(i) Purchaser must hold the shares indefinitely, unless any subsequent proposed resale by Purchaser is registered under the Securities Act, or unless an exemption from registration is otherwise available (such as Rule 144 under the Securities Act (“Rule 144”));

(ii) the Company is under no obligation to register any subsequent proposed resale of the Shares by Purchaser; and

(iii) the certificate(s) evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless such transfer is registered or such registration is not required in the opinion of counsel for the Company.

(h) Purchaser is familiar with Rule 144, which in some circumstances permits limited public resales of “restricted securities” like the shares acquired from an issuer in a non-public offering. Purchaser understands that Purchaser’s ability to sell the Shares under Rule 144 in the future is uncertain, and will depend upon, among other things: (i) the availability of certain current public information about the Company; (ii) the resale occurring more than one year after Purchaser’s purchase and full payment (within the meaning of Rule 144) for the Shares; and (iii) if Purchaser is an affiliate of the Company, or a non-affiliate who has held the Shares less than two years after Purchaser’s purchase and full payment: (A) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker, as said term is defined under the Securities Exchange Act of 1934, as amended, (B) the amount of Shares being sold during any three-month period not exceeding the specified limitations stated in Rule 144, and (C) timely filing of a notice of proposed sale on Form 144, if applicable.

(i) Purchaser understands that the requirements of Rule 144 may never be met, and that the Shares may never be saleable. Purchaser further understands that at the time Purchaser wishes to sell the Shares, there may be no public market for the Company’s stock upon which to make such a sale, or the current public information requirements of Rule 144 may not be satisfied, either of which would preclude Purchaser from selling the Shares under Rule 144 even if the one-year minimum holding period had been satisfied.

(j) Purchaser understands that in the event Rule 144 is not available to Purchaser, any future proposed sale of any of the Shares by Purchaser will not be possible without prior registration under the Securities Act, compliance with some other registration exemption (which may or may not be available), or each of the following: (i) Purchaser’s written notice to the Company containing detailed information regarding the proposed sale, (ii) Purchaser’s providing an opinion of Purchaser’s counsel to the effect that such sale will not require registration, and (iii) the Company notifying Purchaser in writing that its counsel concurs in such opinion. Purchaser understands that neither the Company nor its counsel is obligated to provide Purchaser with any such opinion. Purchaser understands that although Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has stated that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(k) Purchaser understands that the Board believes its valuation of the Purchased Shares represents a fair appraisal of their worth, but that it remains possible that, with the benefit of hindsight, the Internal Revenue Service (the “IRS”) may successfully assert that the value of the Purchased Shares on the date of Purchaser’s purchase is substantially greater than the Board’s appraisal. Purchaser understands that any additional value ascribed to the Purchased Shares by such an IRS determination will constitute ordinary income to Purchaser as of the purchase date, and that any additional taxes and interest due as a result will be Purchaser’s sole responsibility payable only by Purchaser, and that the Company need not and will not reimburse Purchaser for that tax liability. Purchaser understands that if such additional value represents more than 25% of Purchaser’s gross income for the year in which the value of the Purchased Shares is taxable, the IRS will have six years from the due date for filing the return (or the actual filing date of the return if filed thereafter) within which to assess Purchaser the additional tax and interest due.

(l) Purchaser acknowledges and agrees that, in making the decision to purchase the Purchased Shares, Purchaser has not relied on any statement, whether written or oral, regarding the subject matter hereof, except as expressly provided in this Agreement. Furthermore, Purchaser acknowledges that Purchaser has had an opportunity to consult Purchaser’s own tax, legal and financial advisors regarding the purchase of the Purchased Stock.

(m) The address of Purchaser’s principal residence is set forth on the signature page below.

7. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

(i)	“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii)	“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH AND MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY.”

(iii)	Subject to Section 4 hereof: “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE OPTION HELD BY THE COMPANY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH AND MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY.”

(iv)	“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S) AS PROVIDED IN THE BYLAWS OF THE COMPANY.”

(v)	Any legend required to be placed thereon by the California Commissioner of Corporations and Sections 417 and 418 of the California Corporations Code.

(b) Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as the owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been purported to have been so transferred.

(d) Removal of Repurchase Option Legend. Upon the release of any portion of the Vesting Shares from the Repurchase Option, such Vesting Shares then held by Holder will no longer be subject to the legend referred to in Section 7(a)(iii) hereof. After such time, and upon Holder’s request, a new certificate or certificates representing the Vesting Shares that have been released from the Repurchase Option shall be issued to Holder without the legend referred to in Section 7(a)(iii) hereof.

(e) Removal of Transfer Legend. When each of the following events have occurred, the Shares then held by Holder will no longer be subject to the legend referred to in Section 7(a)(ii) hereof: (i) the termination of the Right of First Refusal; and (ii) the expiration or termination of the market standoff provisions of Section 3(f) hereof (and of any agreement entered pursuant to Section 3(f) hereof). After such time, and upon Holder’s request, a new certificate or certificates representing the Shares not repurchased by the Company shall be issued to Holder without the legend referred to in Section 7(a)(ii) hereof.

8. No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary, to terminate Purchaser’s employment, directorial or consulting relationship, for any reason or no reason, with or without cause or notice, subject to the terms of any other written agreement between the Company, a Parent or a Subsidiary, on the one hand, and the Purchaser, on the other hand.

9. Certain Defined Terms.

(a) “Affiliate” means an entity other than a Parent or a Subsidiary which, together with the Company, is under common control of a third person or entity.

(b) “Consultant” means any person, including an advisor but not an Employee, who is engaged by the Company, or any Parent, Subsidiary or Affiliate, to render services (other than capital-raising services) and is compensated for such services, and any member of the Board, whether compensated for such services or not.

(c) “Continuous Service Status” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of: (i) Company-approved sick leave; (ii) military leave; or (iii) any other bona fide leave of absence approved by the Board (excluding the Holder and its affiliates, if applicable), provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy. Also, Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of a transfer between locations of the Company or between the Company, any Parent, any Subsidiary and/or any Affiliate, or any of their respective successors, or a change in status from an Employee to a Consultant or from a Consultant to an Employee.

(d) “Employee” means any person employed by the Company, or any Parent, Subsidiary or Affiliate, with the status of employment determined pursuant to such factors as are deemed appropriate by the Board (excluding the Holder and its affiliates, if applicable), subject to any requirements of applicable laws, including the Code. The payment by the Company of a director’s fee shall not be sufficient to constitute “employment” of such director by the Company or any Parent, Subsidiary or Affiliate.

(e) “Parent” means any corporation or other entity (other than the Company) in an unbroken chain of corporations or entities ending with the Company if each of the corporations or entities other than the Company owns stock or interests possessing 50% or more of the total combined voting power of all classes of stock or interests in one of the other corporations or entities in such chain.

(f) “Subsidiary” means any corporation or other entity (other than the Company) in an unbroken chain of corporations or entities beginning with the Company if each of the corporations or entities other than the last corporation or entity in the unbroken chain owns stock or interests possessing 50% or more of the total combined voting power of all classes of stock or interests in one of the other corporations or entities in such chain.

10. Section 83(b) Election. Purchaser understands that Section 83(a) of the Code normally taxes as ordinary income the difference between the amount paid for the Purchased Stock and the fair market value of the Purchased Stock as of the date any restrictions on the Purchased Stock lapse. In this context, “restriction” includes the right of the Company to repurchase the Purchased Stock pursuant to the Repurchase Option. Purchaser further understands that Purchaser may elect to be taxed at the time the Purchased Stock is purchased, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within thirty (30) days from the Purchase Date. Purchaser understands that failure to file such an 83(b) Election in a timely manner may result in significant adverse tax consequences for Purchaser. Purchaser further understands that an additional copy of any such 83(b) Election is required to be filed with Purchaser’s federal income tax return for the calendar year in which Purchase Date falls. Purchaser further acknowledges and understands that it is Purchaser’s sole obligation and responsibility to timely file such an 83(b) Election, and neither the Company nor the Company’s legal or financial advisors shall have any obligation or responsibility with respect to such filing. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Purchase Stock hereunder and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser’s death. Purchaser assumes all responsibility for filing the 83(b) Election and paying all taxes resulting from such election or the lapse of the Repurchase Option.

11. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(b) Arbitration and Equitable Relief.

(i) Arbitration. IN CONSIDERATION OF THE PROMISES IN THIS AGREEMENT, HOLDER AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, STOCKHOLDER OR BENEFIT PLAN OF THE COMPANY IN THEIR CAPACITY AS SUCH OR OTHERWISE) ARISING OUT OF, RELATING TO, OR RESULTING FROM THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION RULES SET FORTH IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1280 THROUGH 1294.2, INCLUDING SECTION 1283.05 (THE “RULES”) AND PURSUANT TO CALIFORNIA LAW. DISPUTES WHICH HOLDER AGREES TO ARBITRATE, AND THEREBY AGREES TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER STATE OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF

1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE CALIFORNIA FAMILY RIGHTS ACT, THE CALIFORNIA LABOR CODE, CLAIMS OF HARASSMENT, DISCRIMINATION OR WRONGFUL TERMINATION AND ANY STATUTORY CLAIMS. HOLDER FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH HOLDER.

(ii) Procedure. HOLDER AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) AND THAT THE NEUTRAL ARBITRATOR WILL BE SELECTED IN A MANNER CONSISTENT WITH ITS NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES. HOLDER AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION AND MOTIONS TO DISMISS AND DEMURRERS, PRIOR TO ANY ARBITRATION HEARING. HOLDER ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES, INCLUDING ATTORNEYS’ FEES AND COSTS, AVAILABLE UNDER APPLICABLE LAW. HOLDER UNDERSTANDS THAT THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR AAA EXCEPT THAT HOLDER SHALL PAY THE FIRST $125.00 OF ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION HOLDER INITIATES. HOLDER AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN A MANNER CONSISTENT WITH THE RULES AND THAT TO THE EXTENT THAT THE AAA’S NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES CONFLICT WITH THE RULES, THE RULES SHALL TAKE PRECEDENCE. HOLDER AGREES THAT THE DECISION OF THE ARBITRATOR SHALL BE IN WRITING.

(iii) Remedy. EXCEPT AS PROVIDED BY THE RULES AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN HOLDER AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE RULES AND THIS AGREEMENT, NEITHER HOLDER NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION. NOTWITHSTANDING, THE ARBITRATOR WILL NOT HAVE THE AUTHORITY TO DISREGARD OR REFUSE TO ENFORCE ANY LAWFUL COMPANY POLICY, AND THE ARBITRATOR SHALL NOT ORDER OR REQUIRE THE COMPANY TO ADOPT A POLICY NOT OTHERWISE REQUIRED BY LAW WHICH THE COMPANY HAS NOT ADOPTED.

(iv) Availability of Injunctive Relief. THE PARTIES AGREE THAT ANY PARTY MAY PETITION A COURT FOR INJUNCTIVE RELIEF AS PERMITTED BY THE RULES INCLUDING, BUT NOT LIMITED TO, WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF ANY CONFIDENTIAL INFORMATION OR INVENTION ASSIGNMENT AGREEMENT BETWEEN HOLDER AND THE COMPANY OR ANY

OTHER AGREEMENT REGARDING TRADE SECRETS, CONFIDENTIAL INFORMATION, NONSOLICITATION OR LABOR CODE §2870. THE PARTIES UNDERSTAND THAT ANY BREACH OR THREATENED BREACH OF SUCH AN AGREEMENT WILL CAUSE IRREPARABLE INJURY AND THAT MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR AND THE PARTIES HEREBY CONSENT TO THE ISSUANCE OF AN INJUNCTION. IN THE EVENT ANY PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES.

(v) Administrative Relief. HOLDER UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT HOLDER FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODY SUCH AS THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE HOLDER FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM.

(c) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(d) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then: (i) such provision shall be excluded from this Agreement; (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded; and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(e) Construction. This Agreement is the result of negotiations between the parties and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of each of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(f) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient: (i) upon delivery, when delivered personally or by overnight courier or sent by email or fax (upon customary confirmation of receipt), or (ii) three (3) business days after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page or as subsequently modified by ten (10) days advance written notice to the other party hereto.

(g) Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(h) Independent Counsel. Purchaser acknowledges that this Agreement has been prepared on behalf of the Company by Paul Hastings LLP, counsel to the Company, and that Paul Hastings LLP does not represent, and is not acting on behalf of, Purchaser. Purchaser has been provided with an opportunity to consult with Purchaser’s own counsel with respect to this Agreement.

(i) Counterparts. This Agreement may be executed in one or two counterparts, including counterparts transmitted by facsimile or other electronic transmission, each of which shall be deemed an original and all of which together shall constitute one instrument.

(j) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company and its successors and assigns. The rights and obligations of Holder under this Agreement shall not be assigned, transferred, delegated or sublicensed without the prior written consent of the Company.

(k) California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this COMMON STOCK PURCHASE AGREEMENT as of the date first set forth above.

THE COMPANY:

VIKING THERAPEUTICS, INC.:

By:	/s/ Brian Lian
(Signature)
Name:	Brian Lian
Title:	Chief Executive Officer

PURCHASER:

By:	/s/ Rochelle Hanley
(Signature)
Name:	Rochelle Hanley

[SIGNATURE PAGE TO FOUNDER COMMON STOCK PURCHASE AGREEMENT]

EXHIBIT A

PROMISSORY NOTE

U.S.$2,497.50	[City, State] April 15, 2013

1. Principal. For value received, as herein provided, Rochelle Hanley (“Borrower”), an individual residing at                     , promises to pay to Viking Therapeutics, Inc., a Delaware corporation (“Lender”), or order, at such place as may be designated in writing by Lender to Borrower, the principal sum of $2,497.50, together with simple interest on the unpaid principal balance from time to time outstanding at a rate of the short-term Applicable Federal Rate, as published by the U.S. Internal Revenue Service, accruing from the date hereof (“Loan”). Interest shall be calculated on a 365-day year, actual days elapsed.

2. Maturity; Payment of Principal and Interest. All unpaid principal and all accrued and unpaid interest shall be due and payable in full at the close of business on April 15, 2016. The principal and any payments of interest on this Promissory Note are payable in lawful money of the United States of America.

3. Prepayment. This Promissory Note may be prepaid in full or in part at any time without penalty or premium.

4. Applications of Payment. All amounts received by Lender shall be applied in such order as Lender, in its sole discretion, may elect.

5. Late Charge. If the payment described in Sections 1 and 2 above is not paid within five (5) calendar days after its due date, such unpaid amount shall bear interest from the due date until paid at the Default Rate. The term “Default Rate” as used herein shall mean the lesser of ten percent (10%) per annum or the maximum rate permitted by law. Interest on the amount so unpaid shall be compounded quarterly and shall be payable upon demand.

6. Default. A default hereunder shall occur if Borrower fails to pay to Lender when due any amount required to be paid hereunder or if Borrower makes or consents to an assignment for the benefit of creditors, the appointment of a receiver or trustee for it or any portion of its property, or any filing of any voluntary or involuntary petition in bankruptcy by or against Borrower; in any such event, at the option of Lender, the whole of the principal, interest and charges owing on this Promissory Note shall become immediately due and payable.

7. Attorneys’ Fees. If any attorney is engaged by Lender or if Lender incurs any costs or expenses because of any default hereunder or as the result of actions to enforce or defend any provision of this Promissory Note, the Borrower shall pay upon demand Lender’s reasonable attorneys’ fees and all costs and expenses so incurred by Lender together with interest thereon until paid at the Default Rate. Interest on the amount of attorneys’ fees and all costs and expenses so unpaid shall be compounded quarterly and shall be due and payable upon demand.

8. No Waiver By Lender. No waiver of any default shall be implied from any failure of Lender to take any action or any delay by Lender in taking action with respect to any such default or from any previous waiver of any similar or unrelated default. A waiver of any term of this Promissory Note must be made in writing and shall be limited to the express written terms of such waiver.

9. Interest Calculation. All agreements between Borrower and Lender are expressly limited so that in no event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatsoever, fulfillment of any provision hereof shall involve exceeding the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity. If from any circumstances Lender shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest.

10. Certain Waivers. Borrower and all endorsers jointly and severally waive diligence, grace, demand, presentment for payment, exhibition of this Promissory Note, protest, notice of protest, notice of dishonor, notice of demand, notice of nonpayment, notice of default or delinquency, notice of acceleration, notice of costs or expenses and interest thereon, and notice of any late charges and any and all exemption rights against the indebtedness evidenced by this Promissory Note, and agree to any and all extensions or renewals from time to time without notice and to any partial payments of this Promissory Note made before or after maturity, and that no such extension, renewal or partial payment shall release any one or all of them from the obligation of payment of this Promissory Note or any installment of this Promissory Note, and consent to offsets of any sums owed to any one or all of them by Lender at any time.

11. Loss, Theft, Destruction or Mutilation of Promissory Note. In the event of the loss, theft or destruction of this Promissory Note, upon Borrower’s receipt of a reasonably satisfactory indemnification agreement executed in favor of Borrower by the party who held this Promissory Note immediately prior to its loss, theft or destruction, or in the event of the mutilation of this Promissory Note, upon Lender’s surrender to the Borrower of the mutilated Promissory Note, Borrower shall execute and deliver to such party or Lender, as the case may be, a new promissory note in form and content identical to this Promissory Note in lieu of the lost, stolen, destroyed or mutilated Promissory Note.

12. Time. Time is of the essence with respect to each and every provision hereof.

13. Choice of Law; Venue. This Promissory Note shall be construed and enforced in accordance with the laws of the State of California without regard to conflicts of interest principles. Borrower and Lender consent to the jurisdiction of the Southern District of the United States District Court for the State of California for any action arising out of matters related to this Promissory Note. Borrower and Lender hereby waive the right to commence an action in connection with this Promissory Note in any court outside of that specified in this provision.

14. Waiver of Jury Trial. Each of Lender and Borrower hereby waive trial by jury in any action or other proceeding (including counterclaims), whether at law or equity, brought by Borrower or Lender against the other on matters arising out of or in any way related to or connected with this Promissory Note, any other document executed in connection with the Loan or any transaction contemplated by and between Borrower and Lender with respect to the Loan.

15. Entire Agreement. This instrument contains the entire agreement between the parties relating to the subject matter contained herein. This Promissory Note supersedes any prior oral or written agreement between the parties relating to the subject matter contained herein. No term of this Promissory Note may be waived, modified or amended except by an instrument in writing signed by Lender and Borrower. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

16. Waiver of Jury Trial. Each of Lender and Borrower hereby waive trial by jury in any action or other proceeding (including counterclaims), whether at law or equity, brought by Borrower or Lender against the other on matters arising out of or in any way related to or connected with this Promissory Note, any other document executed in connection with the Loan or any transaction contemplated by and between Borrower and Lender with respect to the Loan.

17. Successors and Assigns. This Promissory Note may not be assigned or transferred (i) by Borrower to any person at any time without the written consent of Lender, or (ii) by Lender to any person at any time without the written consent of Borrower. This Promissory Note shall inure to the benefit of and be binding upon the parties hereto and their permitted assigns.

18. Headings. The headings of the various Sections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

19. Severability. If any term or provision of this Promissory Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Promissory Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

IN WITNESS WHEREOF, Borrower and Lender have executed this Promissory Note as of the date first above written.

BORROWER:	LENDER:

Rochelle Hanley	Viking Therapeutics, Inc.

By:	By:
	Name:	Brian Lian

EXHIBIT B

ACKNOWLEDGEMENT AND AGREEMENT OF SPOUSE

I,                     , spouse of Rochelle Hanley (“Purchaser”), have read and hereby approve the foregoing COMMON STOCK PURCHASE AGREEMENT, dated April 15, 2013, by and between Viking Therapeutics, Inc. (the “Company”) and Purchaser (as may be amended or restated from time to time, the “Agreement”). In consideration for the Company granting Purchaser the right to purchase the shares of Common Stock of the Company as set forth in the Agreement, the undersigned hereby agrees to be irrevocably bound by the Agreement and further agrees that any community property or similar interest that the undersigned may have in such shares shall be similarly bound by the Agreement. The undersigned hereby appoints Purchaser as the undersigned’s attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

By:
Signature of Spouse of Purchaser

Name:

B-1

EXHIBIT C

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, Rochelle Hanley hereby sells, assigns and transfers unto VIKING THERAPEUTICS, INC., a Delaware corporation (the “Company”), pursuant to the Repurchase Option under that certain COMMON STOCK PURCHASE AGREEMENT, dated as of April 15, 2013, by and between the undersigned and the Company (as may be amended or restated from time to time, the “Agreement”),                     (                    ) shares of Common Stock of the Company standing in the undersigned’s name on the books of the Company represented by Certificate No(s).                      and does hereby irrevocably constitute and appoint the Company’s Secretary as the undersigned’s attorney-in-fact to transfer such shares of Common Stock on the books of the Company with full power of substitution in the premises.

Dated: April 15, 2013

(Signature)

Rochelle Hanley
(Print Name)

INSTRUCTION:	Please do not fill in any blanks other than the “Signature” line and the “Print Name” line.

C-1

EXHIBIT D

JOINT ESCROW INSTRUCTIONS

April 15, 2013

Dear Corporate Secretary:

As escrow agent (“Escrow Agent”) for both Viking Therapeutics, Inc., a Delaware corporation (together with its successors or assigns, the “Company”), and Rochelle Hanley (“Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Viking Therapeutics, Inc. Common Stock Purchase Agreement, by and between the Company and Rochelle Hanley, dated as of the date hereof (the “Agreement”), to which a copy of these Joint Escrow Instructions is attached, in accordance with the following instructions (capitalized terms used but not defined in these Joint Escrow Instructions shall have the meanings assigned thereto in the Agreement):

1. In the event that the Company exercises the Repurchase Option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of common stock of the Company, par value $0.00001 per share to be purchased (together with any shares into which such shares are converted or exchanged, “Shares”), the purchase price and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing, you are directed (a) to date the stock assignment(s) necessary for the transfer in question, (b) to fill in the number of Shares being transferred, and (c) to deliver the same, together with the certificate evidencing the Shares to be transferred, to the Company against the simultaneous delivery to you of the purchase price (by check, by cancellation of indebtedness or by a combination thereof) for the number of Shares being purchased pursuant to the exercise of the Repurchase Option.

3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing Shares to be held by you hereunder and any additions and substitutions to said Shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as her attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a holder of shares of common stock of the Company while the Shares are held by you.

4. Upon written request of Purchaser, on April 15, 2014, and on each one-year anniversary thereafter, unless the Repurchase Option has been exercised, you will cause to be delivered to Purchaser a certificate or certificates representing the number of Shares released from the Repurchase Option during such prior period. One (1) month and one (1) day after the voluntary or involuntary termination of Purchaser’s Continuous Service Status, you will, at the written request of Purchaser, deliver to Purchaser a certificate or certificates representing the aggregate number of Shares sold and issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Repurchase Option and for which no certificate has previously been issued.

5. If, at the time of termination of this escrow, you should have in your possession any documents, securities or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged of all further obligations hereunder.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the outlawing of any rights under any applicable statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15. All notices and other communications required or permitted hereunder shall be given in accordance with Section 11(f) of the Agreement. All such notices or other communications shall be directed (a) in the case of the Company or Purchaser, to the address, facsimile number or electronic mail address indicated for such person on the signature page of the Agreement, or at such other address, facsimile number or electronic mail address as such party may designate by ten (10) days’ advance written notice to the other parties hereto and (b) in the case of the Escrow Agent, shall be directed to the address or facsimile number first indicated above on these Joint Escrow Instructions or at such other address or facsimile number as such party may designate by ten (10) days’ advance written notice to the other parties hereto.

16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

Very truly yours,

VIKING THERAPEUTICS, INC.

By:
Name:	Brian Lian
Title:	Chief Executive Officer

“PURCHASER”

Name:	Rochelle Hanley

“ESCROW AGENT”

Name:	Michael Dinerman
Title:	Secretary

EXHIBIT E

Viking Therapeutics, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of (check each of the following that apply):

☐	A check in the amount of $2.50

☐	The cancellation of indebtedness owing by the Company in the amount of $

☐	A Promissory Note issued to the Company in the amount of $2,497.50

☐	Services rendered to the Company having a value equal to $

☐	The assignment of certain intellectual property and/or other assets to the Company having an aggregate value equal to ,

as consideration for Certificate No. CS-             for              shares of Common Stock, par value $0.00001 per share, of the Company, issued to Rochelle Hanley.

Dated: April 15, 2013

THE COMPANY:
Viking Therapeutics, Inc.

By:
(Signature)
Name:	Brian Lian
Title:	CEO

E-1

EXHIBIT F

PURCHASER AND SPOUSAL RECEIPT

The undersigned hereby acknowledges receipt of Certificate No. CS-         for              shares of Common Stock of Viking Therapeutics, Inc., a Delaware corporation.

Dated: April 15, 2013

PURCHASER:

Rochelle Hanley
(Name)

By:
(Signature)

Signature of Spouse of Purchaser

Name of Spouse of Purchaser:

F-1